UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 02, 2024

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41400	87-3100817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive,	Bedford,	MA	01730
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	AZPN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On May 7, 2024, Aspen Technology, Inc. (the "Company") issued a press release announcing financial results for the third quarter of fiscal year 2024, ended March 31, 2024. The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the "1933 Act") or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 7, 2024, the Company announced the appointment of David Baker to the position of Senior Vice President, Chief Financial Officer of the Company, effective June 3, 2024. Mr. Baker will serve at an annual base salary of $425,000, and will be a participant under the Aspen Technology, Inc. Executive Retention Plan (the “Plan”) described below. He will receive a new hire equity award of restricted stock units with a grant date value of $437,500 that will vest in equal quarterly installments over a three-year period. Mr. Baker also will be eligible to participate in the Company’s Executive Bonus Plan for its fiscal year ending June 30, 2025 (“Fiscal 2025) with an annual bonus target of $325,000, and will have an initial annual equity grant target of up to $1,750,000 beginning in Fiscal 2025. Mr. Baker is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K and there is no arrangement or understanding between Mr. Baker and any other person pursuant to which he was selected as an officer of the Company.
Mr. Baker previously was employed by Emerson Electric Co. (“Emerson”) for over 27 years. Emerson owned approximately 56% of the Company’s outstanding common stock as of March 31, 2024. As permitted under Emerson’s 2015 Incentive Shares Plan (the “Emerson Plan”), Mr. Baker will remain eligible to receive a payout of any earned equity awards under the Emerson Plan, subject to the terms and conditions of such awards and the Emerson Plan. Previously at Emerson, Mr. Baker held a range of leadership positions within Emerson’s finance organization, including, most recently, Vice President, Financial Planning, since March 2023, where he led the financial planning and analysis function for Emerson, Vice President and Chief Financial Officer, Automation Solutions, from November 2018 to February 2023, and Vice President and Chief Financial Officer, Measurement and Analytical, from July 2013 to November 2018. Earlier in his career, Mr. Baker worked at Graco Inc. as a Factory Controller and Senior Internal Auditor after serving as an auditor at KPMG. Mr. Baker holds an M.B.A. in Operations Management from the University of Minnesota and a B.A. in Accounting from the University of Northern Iowa. He is 58 years old.
On May 7, 2024, the Company issued a press release announcing Mr. Baker’s appointment. The full text of the press release is furnished as Exhibit 99.2 to this report. The information in Exhibit 99.2 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of Section 11 or 12(a)(2) of the Securities Act of 1933, nor shall it be deemed incorporated by reference in any filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in any such filing.
On May 2, 2024, the Human Capital Committee of the Board of Directors (the “Board”) of the Company approved the Plan. In addition to Mr. Baker, the Plan will cover other employees selected to participate by the Board; the other initial participants are Christopher Stagno, Senior Vice President, Chief Accounting Officer, and Mark Mouritsen, Senior Vice President, Chief Legal Officer.
The Plan provides for severance payments and benefits to participants upon a termination of employment with the Company either by the Company without “Cause” or a resignation by the participant for “Good Reason” (as such terms are defined in the Plan). In the event of such a qualifying termination which occurs outside the context of a “Change in Control” or “Control Event” (which are described below), participants are entitled to previously accrued compensation and benefits and the following severance payments and benefits:
•Payment of cash severance over the 12-month period following the participant’s termination date equal to the sum of (a) 12 months of the participant’s base salary and (b) the Participant’s target annual cash bonus, pro-rated for the portion of the fiscal year which has elapsed as of the date of the termination (less any previously paid bonus amounts);

•An additional cash payment, payable in a lump sum in an amount equal to 12 times the monthly employer portion of the premium for the same level of coverage, including dependents, provided to the participant under the Company’s group health benefit plans immediately before the termination date; and
•If and to the extent determined to be appropriate by the Board, Company-paid outplacement services.
If the qualifying termination occurs during the 12 month period immediately following a Change in Control (as defined in the Plan, generally as acquisition of control of the Company by an unaffiliated third party), the cash severance and the payment in respect of benefit premiums described in the first and second bullets above will be paid in a lump sum and the participant will also be entitled to full vesting of each then-unvested equity or equity-based award held by the participant, with any awards that are subject to the attainment of performance criteria vesting at the target level of performance (or, if determinable and greater, the actual level of performance).
If the qualifying termination occurs during the 12 month period following a Control Event (as defined in the Plan, generally as the acquisition by EMR Worldwide, Inc. and its affiliates of 90% or more of either (x) the then-outstanding shares of common stock of the Company or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors), then the cash severance and the payment in respect of benefit premiums described in the first and second bullets above will also be paid in a lump sum and the participant will be entitled to the following treatment of unvested equity or equity based awards (unless an award is both granted following the adoption of the Plan and is specifically excepted pursuant to its terms from the following equity treatment):
•Equity awards which are subject to only time-based vesting conditions will vest with respect to the portion of the award which would have become vested in the one-year period immediately following the termination had the participant remained employed; and
•Equity awards which are subject to performance-based vesting conditions will (a) be converted into a time vesting award, vesting in equal annual tranches at the target level of performance and (b) be vested as to the portion of the award which would have vested on the time vesting schedule described in clause (a), commencing on the date of grant and ending on the one-year anniversary of the qualifying termination.
The Plan will be administered by the Board. All payments and other benefits under the Plan are subject to applicable withholding obligations and the participant’s release of claims against the Company and its affiliates.
The foregoing description of the Plan is qualified in its entirety by reference to the complete text of the Plan, a copy of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024.

Item 9.01	Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press release issued by Aspen Technology, Inc. on May 7, 2024
99.2	Aspen Technology Appoints David Baker as SVP, Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: May 7, 2024	By:	/s/ Christopher Stagno
Christopher Stagno
Senior Vice President, Interim Chief Financial Officer
(Principal Financial Officer)